                                               MERCANTILE MUTUAL FUNDS
                                               INVESTOR SHARES

[PHOTO]                                        Prospectus
                                               March 31,  2000

                                               MONEY MARKET PORTFOLIOS
                                               Treasury Money Market Portfolio
                                               Money Market Portfolio
                                               Tax-Exempt Money Market Portfolio

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved theses securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

[LOGO OF FIRSTAR]

                                    Contents

                   Introduction
--------------------------------------------------------------
                    3  Overview
                   Risk/Return Summary
--------------------------------------------------------------
                    4  Treasury Money Market Portfolio
                    7  Money Market Portfolio
                   11  Tax-Exempt Money Market Portfolio
                   15  Additional Information on Risk
                   Your Account
--------------------------------------------------------------
                   16  Distribution Arrangements/Sales Charges
                   18  Explanation of Sales Price
                   19  How to Buy Shares
                   20  How to Sell Shares
                   22  Investor Programs
                   24  General Transaction Policies
                   Distributions and Taxes
--------------------------------------------------------------
                   25  Dividends and Distributions
                   25  Taxation
                   Management of the Fund
--------------------------------------------------------------
                   27  The Adviser
                   Financial Highlights
--------------------------------------------------------------
                   28  Introduction
                   29  Treasury Money Market Portfolio
                   30  Money Market Portfolio
                   32  Tax-Exempt Money Market Portfolio

Introduction                                                      Overview

                 This prospectus describes the Mercantile Money Market Portfolios, three investment portfolios offered by Mercantile Mutual Funds, Inc. (the "Fund"). On the following pages, you will find important information about each Portfolio, including:
                 . A description of the Portfolio's investment objective
                   (sometimes referred to as its goal);
                 . The Portfolio's principal investment strategies (the steps it takes to try to meet its goal);
                 . The principal risks associated with the Portfolio (factors that may prevent it from meeting its goal);
                 . The Portfolio's past performance (how successful it's been in meeting its goal); and
                 . The fees and expenses (including sales charges) you pay as an investor in the Portfolio.

Who May Want     The Treasury Money Market Portfolio may be appropriate for
to Invest in     investors who want a way to earn money market returns from
the              U.S. Treasury obligations that are generally exempt from
Mercantile       state and local taxes. The Money Market Portfolio may be
Money Market     appropriate for investors who want a flexible and convenient
Portfolios?      way to manage cash while earning money market returns. The
                 Tax-Exempt Money Market Portfolio may be appropriate for investors who want a way to earn money market returns that are generally exempt from federal income tax; however, the Portfolio is not an appropriate investment for tax-deferred retirement accounts, such as IRAs, because its return before taxes is generally lower than that of a taxable fund.

                 Before investing in a Portfolio, you should carefully consider:
                 . Your own investment goals
                 . The amount of time you are willing to leave your money
                   invested
                 . How much risk you are willing to take.

The              Firstar Investment Research & Management Company, LLC, which
Investment       is referred to in this prospectus as "FIRMCO" or the
Adviser          "Adviser," serves as the investment adviser to each
                 Portfolio. FIRMCO is a subsidiary of Firstar Corporation, a banking and financial services organization.

                 An investment in the Portfolios is not a deposit of Firstar Bank, N.A. and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Portfolios seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Portfolios.

Risk/Return Summary                             Treasury Money Market Portfolio
--------------------------------------------------------------------------------
Money market instruments are short-term obligations issued by banks, corporations, the U.S. Government and state and local governments. Money market instruments purchased by the Portfolios must meet strict requirements as to investment quality, maturity and diversification. The Portfolios generally do not invest in securities with maturities of more than 397 days and the average maturity of all securities held by a particular Portfolio must be 90 days or less. Prior to purchasing a money market instrument for one of the Portfolios, the Adviser must determine that the instrument carries very little credit risk.
--------------------------------------------------------------------------------
Investment Objective

The Portfolio's investment objective is to seek a high level of current income exempt from state income tax consistent with liquidity and security of principal.

Principal Investment Strategies

The Portfolio invests substantially all (but not less than 65%) of its total assets in money market instruments issued by the U.S. Treasury and certain U.S. Government agencies and instrumentalities that provide income that is generally not subject to state income tax.

Principal Risk Considerations

The yield paid by the Portfolio will vary with changes in interest rates. During periods of rising interest rates, the Portfolio's yield will tend to be lower than prevailing market rates, while during periods of falling interest rates, the Portfolio's yield will tend to be higher.

Although U.S. Government securities, particularly U.S. Treasury obligations, have historically involved little risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

There's no guarantee the Portfolio will be able to preserve the value of your investment at $1.00 per share.

Risk/Return Summary                             Treasury Money Market Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows the Portfolio's average annual returns for one year, five years and since inception. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.
      Investor A Shares
      Year-by-Year Total Returns
      (as of December 31 each year)

                                   [GRAPH]
                                1993     2.43%
                                1994     3.33%
                                1995     4.96%
                                1996     4.43%
                                1997     4.54%
                                1998     4.34%
                                1999     3.95%

       Best quarter:   1.26% for the quarter ending June 30, 1995
       Worst quarter:  0.58% for the quarter ending June 30, 1993

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                      Since
                     1 Year 5 Years Inception*
                     -------------------------
  Investor A Shares  3.95%   4.44%    3.89%
----------------------------------------------

 * April 20, 1992.

 To obtain the Portfolio's current 7-day yield, please call 1-800-452-2724.

Risk/Return Summary                            Treasury Money Market Portfolio

The table on the right shows the fees and expenses that you pay if you buy and hold Investor A Shares of the Treasury Money Market Portfolio. There are no sales charges when you buy or sell Investor A Shares of the Portfolio.
This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Fees and Expenses

  Annual Portfolio Operating
  Expenses
  (expenses that are deducted from
  the Portfolio's assets)            Investor A
                                       Shares
  Management Fees                       .40%/1/
 ----------------------------------------------
  Distribution (12b-1) and Service
   Fees                                 .25%
 ----------------------------------------------
  Other Expenses                        .34%/1/
 ----------------------------------------------
  Total Annual Portfolio Operating
   Expenses                             .99%/1/
-----------------------------------------------

 /1/ Management Fees, Other Expenses and Total Annual Portfolio Operating
     Expenses for the Portfolio's Investor A Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares at a certain level. Management Fees, Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .35%, .24% and .84%, respectively, for Investor A Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

      Example

                      1     3     5     10
                     Year Years Years Years
  Investor A Shares  $101 $315  $547  $1,213
--------------------------------------------

Risk/Return Summary                                   Money Market Portfolio

Investment Objective

The Portfolio's investment objective is to seek current income with liquidity and stability of principal.

Principal Investment Strategies

The Portfolio invests substantially all (but not less than 80%) of its total assets in a broad range of U.S. dollar-denominated money market instruments, including commercial paper, notes and bonds issued by U.S. and foreign corporations, obligations issued by the U.S. Government and its agencies and instrumentalities, and obligations issued by U.S. and foreign banks, such as certificates of deposit, letters of credit, bankers' acceptances and time deposits.

The Portfolio will only buy a money market instrument if it has the highest short-term rating from at least two nationally recognized statistical rating organizations, such as Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or only one such rating if only one organization has rated the instrument. If the money market instrument is not rated, the Adviser must determine that it is of comparable quality to eligible rated instruments.

Principal Risk Considerations

The yield paid by the Portfolio will vary with short-term interest rates. During periods of rising interest rates, the Portfolio's yield will tend to be lower than prevailing market rates, while during periods of falling interest rates, the Portfolio's yield will tend to be higher.

Although credit risk is very low because the Portfolio only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

There's no guarantee the Portfolio will be able to preserve the value of your investment at $1.00 per share.

Risk/Return Summary                                      Money Market Portfolio

Return History

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows the Portfolio's average annual returns for one year, five years, ten years and since inception. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.
   Investor A Shares
   Year-by-Year Total Returns
   (as of December 31 each year)

                                     [GRAPH]
                                  1990     8.03%
                                  1991     5.45%
                                  1992     3.06%
                                  1993     2.51%
                                  1994     3.58%
                                  1995     5.36%
                                  1996     4.78%
                                  1997     4.96%
                                  1998     4.90%
                                  1999     4.50%

 The returns for Investor B Shares differed from the returns shown in the bar chart because the two classes bear different expenses.

       Best quarter:   1.97% for the quarter ending June 30, 1990
       Worst quarter:  0.61% for the quarter ending June 30, 1993

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                                                  Since
                                        1 Year 5 Years 10 Years Inception*
                         -------------------------------------------------
  Investor A Shares                      4.50%  4.90%   4.70%     5.29%
                         -------------------------------------------------
  Investor B Shares
  (with applicable
   contingent deferred
  sales charge)                         -1.28%    N/A     N/A     3.30%
--------------------------------------------------------------------------

  * March 24, 1983 for Investor A Shares; January 26, 1996 for Investor B
    Shares.

 To obtain the Portfolio's current 7-day yield, please call 1-800-452-2724.

Risk/Return Summary                                   Money Market Portfolio

The table on the right shows the fees and expenses that you pay if you buy and hold Investor A Shares or Investor B Shares of the Money Market Portfolio.

      Fees and Expenses

  Shareholder Fees                                       Investor A Investor B
  (fees you pay directly)                                  Shares     Shares
  Maximum sales charge (load) to buy shares, shown as a
  % of the offering price                                   None         None
 -----------------------------------------------------------------------------
  Maximum deferred sales charge (load) shown as a % of
  the offering price or sale price, whichever is less       None     5.00%/1/

  Annual Portfolio Operating Expenses
  (expenses that are deducted from the       Investor A Investor B
  Portfolio's assets)                          Shares     Shares
  Management Fees                             .40%/2/     .40%/2/
 -----------------------------------------------------------------
  Distribution (12b-1) and Service Fees       .25%       1.00%
 -----------------------------------------------------------------
  Other Expenses                              .32%/2/     .32%/2/
 -----------------------------------------------------------------
  Total Annual Portfolio Operating Expenses   .97%/2/    1.72%/2/
------------------------------------------------------------------

 /1/ This amount applies if you sell your shares in the first year after purchase and gradually declines until it is eliminated after six years. After six years, Investor B Shares will automatically convert to Investor A Shares. See "Distribution Arrangements/Sales Charges" below.
 /2/ Management Fees, Other Expenses and Total Annual Portfolio Operating
     Expenses for the Portfolio's Investor A Shares and Investor B Shares for the current fiscal year are expected to be less than the amounts shown above because certain of the Portfolio's service providers are voluntarily waiving a portion of their fees and/or reimbursing the Portfolio for certain other expenses. These fee waivers and/or reimbursements are being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares and Investor B Shares at certain levels. Management Fees, Other Expenses and Total Annual Portfolio Operating Expenses, after taking these fee waivers and expense reimbursements into account, are expected to be .35%, .22% and .82%, respectively, for Investor A Shares and .35%, .22% and 1.57%, respectively, for Investor B Shares. These fee waivers and expense reimbursements may be revised or cancelled at any time.

Risk/Return Summary                                      Money Market Portfolio

This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year, the Portfolio's operating expenses remain the same, and your Investor B Shares automatically convert to Investor A Shares after six years. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

      Example

                                                        1     3     5      10
                                                       Year Years Years  Years
  Investor A Shares                                    $ 99 $309  $  536 $1,190
 ------------------------------------------------------------------------------
  Investor B Shares                                    $675 $842  $1,133 $1,649
  If you hold Investor B Shares, you would pay the
  following expenses if you did not sell your shares:  $175 $542  $  933 $1,649

--------------------------------------------------------------------------------

Risk/Return Summary                            Tax-Exempt Money Market Portfolio

--------------------------------------------------------------------------------
What Are Municipal Securities?
State and local governments issue municipal securities to raise money to finance public works, to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions. Some municipal securities, known as private activity bonds, are backed by private entities and are used to finance various non-public projects. Municipal securities, which can be issued as bonds, notes or commercial paper, usually have fixed interest rates, although some have interest rates that change from time to time.
--------------------------------------------------------------------------------

Investment Objective

The Portfolio's investment objective is to seek as high a level of current interest income exempt from federal income tax as is consistent with liquidity and stability of principal.

Principal Investment Strategies

The Portfolio normally invests at least 80% of its total assets in short-term municipal securities that pay interest which is exempt from federal income tax. Municipal securities purchased by the Portfolio may include general obligation securities, revenue securities and private activity bonds. General obligation securities are secured by the issuer's full faith, credit and taxing power. Revenue securities are usually payable only from revenues derived from specific facilities or revenue sources. Private activity bonds are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above. Under normal conditions, the Portfolio's investments in private activity bonds, together with any investments in taxable obligations, will not exceed 20% of its total assets.

The Portfolio will only buy a municipal security if it has the highest short-term rating from at least two nationally recognized statistical rating organizations, such as Standard & Poor's Ratings Group or Moody's Investors Service, Inc., or one such rating if only one organization has rated the security. If the security is not rated, the Adviser must determine that it is of comparable quality to eligible rated securities.

Risk/Return Summary                          Tax-Exempt Money Market Portfolio

Principal Risk Considerations

The yield paid by the Portfolio will vary with changes in interest rates. During periods of rising interest rates, the Portfolio's yield will tend to be lower than prevailing market rates, while during periods of falling interest rates, the Portfolio's yield will tend to be higher.

Although credit risk is very low because the Portfolio only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid. Some municipal securities are payable only from limited revenue sources or by private entities.

The Portfolio is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Portfolio may affect the overall value of the Portfolio more than it would affect a diversified portfolio.

The Adviser evaluates the rewards and risks presented by all securities purchased by the Portfolio and how they may advance the Portfolio's investment objective. It is possible, however, that these evaluations will prove to be inaccurate.

There's no guarantee the Portfolio will be able to preserve the value of your investment at $1.00 per share.

Risk/Return Summary                          Tax-Exempt Money Market Portfolio

Return History+

The bar chart and table on this page show the Portfolio's annual returns and long-term performance, thereby giving some indication of the risk of investing in the Portfolio. The bar chart shows how the performance of the Portfolio's Investor A Shares has varied from year to year. The table shows the Portfolio's average annual returns for one year, five years, ten years and since inception. Both the bar chart and table assume reinvestment of all dividends and distributions. The Portfolio's past performance does not necessarily indicate how it will perform in the future.

      Investor A Shares
      Year-by-Year Total Returns
      (as of December 31 each year)

                                  [GRAPH]
                                1990   5.50%
                                1991   3.73%
                                1992   2.24%
                                1993   1.72%
                                1994   2.13%
                                1995   3.04%
                                1996   2.77%
                                1997   2.89%
                                1998   2.68%
                                1999   2.49%

       Best quarter:   1.38% for the quarter ending June 30, 1990
       Worst quarter:  0.39% for the quarter ending March 31, 1994

     -------------------------------------------------------------------------

               Average Annual Total Returns
               for the periods ended December 31, 1999
              -----------------------------------------------------------------

                                               Since
                     1 Year 5 Years 10 Years Inception*
                     ----------------------------------
  Investor A Shares  2.49%   2.77%   2.92%     3.34%
-------------------------------------------------------

 + The Portfolio commenced operations on July 10, 1986 as a separate investment portfolio (the "Predecessor Portfolio") of The ARCH Tax-Exempt Trust. On October 2, 1995, the Predecessor Portfolio was reorganized as a new portfolio of the Fund. Prior to the reorganization, the Predecessor Portfolio offered and sold shares that were similar to the Fund's Investor A Shares. Total returns for periods prior to October 2, 1995 reflect the performance of Investor A Shares of the Predecessor Portfolio.
 * July 10, 1986.

 To obtain the Portfolio's current 7-day yield, please call 1-800-452-2724.

Risk/Return Summary                           Tax-Exempt Money Market Portfolio

The table on the right shows the fees and expenses that you pay if you buy and hold Investor A Shares of the Tax-Exempt Money Market Portfolio. There are no sales charges when you buy or sell Investor A Shares of the Portfolio.
This example will help you compare the cost of investing in the Portfolio with the cost of investing in other mutual funds. The example assumes that you invest $10,000 for the time periods shown, reinvest all of your dividends and distributions, and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and the Portfolio's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:
      Fees and Expenses

  Annual Portfolio Operating
  Expenses
  (expenses that are deducted from
  the                                Investor A
  Portfolio's assets)                  Shares
  Management Fees                     .40%/1/
 ----------------------------------------------
  Distribution (12b-1) and Service
   Fees                               .25%
 ----------------------------------------------
  Other Expenses                      .20%
 ----------------------------------------------
  Total Annual Portfolio Operating
   Expenses                           .85%/1/
-----------------------------------------------

 /1/ Management Fees and Total Annual Portfolio Operating Expenses for the
     Portfolio's Investor A Shares for the current fiscal year are expected to be less than the amounts shown above because the Adviser is voluntarily waiving a portion of its advisory fee. This fee waiver is being made in order to keep the annual fees and expenses for the Portfolio's Investor A Shares at a certain level. Management Fees and Total Annual Portfolio Operating Expenses, after taking this fee waiver into account, are expected to be .35%, and .80%, respectively, for Investor A Shares. This fee waiver may be revised or cancelled at any time.

      Example

                      1     3     5     10
                     Year Years Years Years
  Investor A Shares  $87  $271  $471  $1,049
--------------------------------------------

Risk/Return Summary                            Additional Information on Risk

LOGO FOR RISK/RETURN SUMMARY

The principal risks of investing in each Portfolio are described on the previous pages. The following supplements that discussion.

Securities Lending

To obtain interest income, the Treasury Money Market Portfolio and Money Market Portfolio may lend their securities to broker-dealers, banks or institutional borrowers pursuant to agreements requiring that the loans be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. There is the risk that, when lending portfolio securities, the securities may not be available to the Portfolio on a timely basis. Therefore, the Portfolio may lose the opportunity to sell the securities at a desirable price. Additionally, in the event that a borrower of securities would file for bankruptcy or become insolvent, disposition of the securities may be delayed pending court action.

Temporary Defensive Positions

Each Portfolio may temporarily hold investments that are not part of its main investment strategy during unfavorable market conditions. These investments may include cash (which will not earn any income) and, in the case of the Tax-Exempt Money Market Portfolio, short-term taxable money market instruments not to exceed 20% of the Portfolio's total assets. This strategy could prevent a Portfolio from achieving its investment objective.

Other Types of Investments

This prospectus describes each Portfolio's principal investment strategies and the particular types of securities in which each Portfolio principally invests. Each Portfolio may, from time to time, make other types of investments and pursue other investment strategies in support of its overall investment goal. These supplemental investment strategies - and the risks involved - are described in detail in the Statement of Additional Information ("SAI"), which is referred to on the back cover of this prospectus.

Year 2000 Risks

Over the past several years, the Adviser and the Portfolios' other major service providers expended considerable time and money in addressing the computer and technology problems associated with the transition to the Year 2000. As a result of those efforts, the Portfolios did not experience any material disruptions in their operations as a result of the transition to the 21st century. The Adviser and the Portfolios' other major service providers are continuing to monitor the Year 2000 or Y2K problem, however, and there can be no assurances that there will be no adverse impact to the Portfolios as a result of future computer-related Y2K difficulties.

Your Account                           Distribution Arrangements/Sales Charges

LOGO FOR YOUR ACCOUNT

Share Classes

Each Portfolio offers Investor A Shares. The Money Market Portfolio also offers Investor B Shares. The primary difference between the share classes is the sales charge structure and distribution/service fee arrangement.

  Types of Charges              Investor A Shares             Investor B Shares
  Sales Charge (Load)           None.                         A contingent deferred sales
                                                              charge (CDSC) is assessed
                                                              on shares redeemed within
                                                              six years of purchase.
                                                              Investor B Shares
                                                              automatically convert to
                                                              Investor A Shares six years
                                                              after purchase.
-----------------------------------------------------------------------------------------
  Distribution (12b-1) and      Subject to annual             Subject to annual
  Service Fees                  distribution and shareholder  distribution and
                                servicing fees of up to       shareholder servicing fees
                                0.25% of a Portfolio's        of up to 1.00% of a
                                average daily net assets      Portfolio's average daily
                                attributable to its Investor  net assets attributable to
                                A Shares.                     its Investor B Shares.

Your Account                            Distribution Arrangements/Sales Charges

Calculation of Sales Charges
Investor B Shares

For purposes of calculating the CDSC, all purchases made during a calendar month are considered to be made on the first day of that month. The CDSC is based on the value of the Investor B Shares on the date that they are sold or the original cost of the shares, whichever is lower. To keep your CDSC as low as possible each time you sell shares, the Fund will first sell any shares in your account that are not subject to a CDSC. If there are not enough of these, the Fund will sell the shares that have the lowest CDSC.

                                     CDSC as
                                      a % of
                                      Dollar
                                      Amount
                          Number of  Subject
                         Years Since  to the
                          Purchase    Charge
                          1 or less    5.0%
                             1-2       4.0%
                             2-3       3.0%
                             3-4       3.0%
                             4-5       2.0%
                             5-6       1.0%
                         More than 6   None
                         ----------------------------

No CDSC is assessed on redemptions of Investor B Shares if:
  . The shares were purchased with reinvested dividends or capital gains distributions.
  . The shares were purchased through an exchange of Investor B Shares of another Portfolio.
  . The redemption represents a distribution from a qualified retirement plan under Section 403(b)(7) of the Internal Revenue Code, due to death, disability or the attainment of a specified age.
  . The redemption is in connection with the death or disability of the shareholder.
  . You participate in the Systematic Withdrawal Plan and your annual withdrawals do not exceed 12% of your account's value.
  . Your account falls below the Portfolio's minimum account size, and the
    Fund liquidates your account (see page 24 ).
  . The redemption results from a tax-free return of an excess contribution, pursuant to Section 408(d)(4) or (5) of the Internal Revenue Code.

Distribution and Service Fees

Investor A Shares of the Portfolios pay distribution (12b-1) and shareholder service fees at an annual rate of up to 0.25% of each Portfolio's Investor A Share assets. Investor B Shares of the Money Market Portfolio pay distribution (12b-1) and shareholder service fees at an annual rate of up to 1.00% of the Portfolio's Investor B Share assets. The Fund has adopted separate distribution and service plans under Rule 12b-1 that allow each Portfolio to pay fees from its Investor A Share and/or Investor B Share assets for selling and distributing Investor A Shares or Investor B Shares, as the case may be, and for services provided to shareholders. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment and may cost more than other sales charges.

Converting Investor B Shares to Investor A Shares

Six years after you buy Investor B Shares of the Money Market Portfolio, they will automatically convert to Investor A Shares of the Portfolio. This allows you to benefit from the lower annual expenses of Investor A Shares.

Your Account                                       Explanation of Sales Price

--------------------------------------------------------------------------------
Business days defined A business day is any day that both the New York Stock Exchange and the Federal Reserve Banks' Fedline System are open for business. Currently, the Fund observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day (observed), Independence Day (observed), Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.
--------------------------------------------------------------------------------
Shares of each class in a Portfolio are sold at their net asset value (NAV).
The NAV for each class of shares of a Portfolio is determined as of 11:00 a.m. (Central time) and as of the close of regular trading on the New York Stock Exchange (currently 3:00 p.m., Central time) on every business day. The NAV for a class of shares is determined by adding the value of the Portfolio's investments, cash and other assets attributable to a particular share class, subtracting the Portfolio's liabilities attributable to that class and then dividing the result by the total number of shares in the class that are outstanding.

 . Each Portfolio's investments are valued at amortized cost, which is approximately equal to market value.

 . If you properly place a purchase order (see "How to Buy Shares" on page 19) that is delivered to the Fund by 11:00 a.m. (Central time) on any business day with respect to the Treasury Money Market Portfolio and Tax-Exempt Money Market Portfolio or by 2:00 p.m. (Central time) on any business day with respect to the Money Market Portfolio, the order receives the share price next determined if the Fund receives payment in federal funds or other immediately available funds by 3:00 p.m. (Central time) that day. If payment is not received by that time, your order will be cancelled. A properly placed purchase order that is delivered to the Fund after 11:00 a.m. (Central time) with respect to the Treasury Money Market Portfolio and Tax-Exempt Money Market Portfolio or after 2:00 p.m. (Central time) with respect to the Money Market Portfolio will be placed the following business day.

Your Account                                               How to Buy Shares

Investing in the Mercantile Money Market Portfolios is quick and convenient. You can purchase Investor A Shares in any of the following ways:

 . Through a broker-dealer organization. You can purchase shares through any broker-dealer organization that has a sales agreement with the Fund's distributor. The broker-dealer organization is responsible for sending your purchase order to the Fund.

 . Through a financial organization. You can purchase shares through any financial organization that has entered into a servicing agreement with the Fund. The financial organization is responsible for sending your purchase order to the Fund.

                         To Open       To Add to
Minimum Investments    Your Account  Your Account
Regular accounts          $1,000          $50
 -------------------------------------------------
Sweep program
through your
financial
institution                None          None
 -------------------------------------------------
Wrap fee program
through your
financial institution      None          None
 -------------------------------------------------
Payroll
Deduction
Program*                   None           $25
 -------------------------------------------------
ConvertiFund*             $5,000    $1,000 minimum
                                    account balance
 -------------------------------------------------
Periodic
Investment Plan*           $50            $50
--------------------------------------------------

* See Investor Programs below.

 . Directly from the Fund by mail. Just complete an account application and send it, along with a check for at least the minimum purchase amount, to:
  Mercantile Mutual Funds, Inc., c/o Firstar Mutual Fund Services, LLC, P.O.
  Box 3011, Milwaukee, Wisconsin 53201-3011 (via overnight delivery to 615 E. Michigan Street, Milwaukee, Wisconsin 53202). To make additional investments once you've opened your account, send your check to the address above together with the detachable form that's included with your Fund statement or confirmation of a prior transaction or a letter stating the amount of your investment, the name of the Portfolio you want to invest in and your account number.

Investor B Shares of the Money Market Portfolio are available only to holders of Investor B Shares of another of the Fund's portfolios who wish to exchange such shares for Investor B Shares of the Money Market Portfolio. See "Investor Programs" below for more information on the Fund's exchange privilege.

In addition, you may call the Fund at 1-800-452-2724 for more information on how to buy shares.

Your Account                                                  How to Sell Shares

--------------------------------------------------------------------------------
Selling recently purchased shares If you attempt to sell shares you recently purchased with a personal check, the Fund may delay processing your request until it collects payment for those shares. This process may take up to 15 days, so if you plan to sell shares shortly after purchasing them, you may want to consider purchasing shares via electronic transfer to avoid delays.
--------------------------------------------------------------------------------


You can arrange to get money out of your account by selling some or all of your shares. This is known as "redeeming" your shares. You can redeem your shares in the following ways:

 . Through a broker-dealer or other financial organization. If you purchased your shares through a broker-dealer or other financial organization, your redemption order should be placed through the same organization. The organization is responsible for sending your redemption order to the Fund on a timely basis.

 . By mail. Send your written redemption request to: Mercantile Mutual Funds, Inc., c/o Firstar Mutual Fund Services, LLC, P.O. Box 3011, Milwaukee, Wisconsin 53201-3011 (via overnight delivery to 615 E. Michigan Street, Milwaukee, Wisconsin 53202). Your request must include the name of the Portfolio, the number of shares or the dollar amount you want to sell, your account number, your social security or tax identification number and the signature of each registered owner of the account. Your request also must be accompanied by any share certificates that are properly endorsed for transfer. Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.

 The Fund's transfer agent may require a signature guarantee unless the redemption proceeds are payable to the shareholder of record and the redemption is either mailed to the shareholder's address of record or electronically transferred to the account designated on the original account application. A signature guarantee helps prevent fraud, and you may obtain one from most banks and broker-dealers. Contact your broker-dealer or other financial organization or the Fund for more information on signature guarantees.

 . By telephone. You may redeem your shares by telephone if you have selected that option on your account application and if there has been no change of address by telephone within the preceding 15 days. Call the Fund at 1-800-452-2724 with your request. You may have your proceeds mailed to your address or transferred electronically to the bank account designated on your account application. If you have not previously selected the telephone privilege, you may add this feature by providing written instructions to the Fund's transfer agent. If you have difficulty getting through to the Fund because of unusual market conditions, consider selling your shares by mail.

Your Account                                              How to Sell Shares

You may sell your Portfolio shares at any time. Your shares will be sold at the NAV next determined after the Fund accepts your order (see page 20). The proceeds of the sale of Investor B Shares of the Money Market Portfolio will be reduced by the applicable CDSC. If your order to sell is received and accepted by the Fund before 11:00 a.m. (Central time) on a business day with respect to the Treasury Money Market Portfolio and Tax-Exempt Money Market Portfolio or before 2:00 p.m. (Central time) on a business day with respect to the Money Market Portfolio, your proceeds normally will be sent electronically the same day or mailed by check the next business day. If your order to sell is received and accepted by the Fund after 11:00 a.m. (Central time) on a business day with respect to the Treasury Money Market Portfolio and Tax-Exempt Money Market Portfolio or after 2:00 p.m. (Central time) on a business day with respect to the Money Market Portfolio, or on a non-business day, your proceeds will normally be sent electronically the next business day (or mailed by check the second business day thereafter). If your account holds both Investor A Shares and Investor B Shares, be sure to specify which shares you are selling. Otherwise, Investor A Shares will be sold first.

Your Account                                              Investor Programs

It's also easy to buy or sell shares of the Portfolios by using one of the programs described below.

Periodic Investment Plan

You may open an account or make additional investments to an existing account for as little as $50 a month with the Fund's Periodic Investment Plan (PIP). Under the PIP (which was formerly known as the Automatic Investment Program), you specify the dollar amount to be automatically withdrawn each month from your bank checking account and invested in your Portfolio account. Purchases of Investor A Shares or Investor B Shares will occur on the day of the month designated by you (or the next business day after the designated day) of each month at the net asset value next determined on the day the order is effected. To take advantage of the PIP, complete the PIP authorization form included with your account application or contact your broker-dealer or other financial organization.

Exchanges

The exchange privilege enables you to exchange Investor A Shares of one Portfolio for Investor A Shares (or in certain limited circumstances as described in the SAI, Trust or Institutional Shares) of another Portfolio and to exchange Investor B Shares of the Money Market Portfolio for Investor B Shares of another Portfolio. Just sign up for the exchange privilege on your account application and contact your broker-dealer or other financial organization when you want to exchange shares. You also may exchange shares by telephoning the Fund directly (call 1-800-452-2724) if you have elected this privilege on your account application. The exchange privilege may be exercised only in those states where the class of shares of the Portfolio being acquired may be legally sold.

Unless you qualify for a waiver, you will have to pay a sales charge when you exchange Investor A Shares of a Portfolio for Investor A Shares of another Portfolio that imposes a sales charge on purchases.

You may exchange Investor B Shares of the Money Market Portfolio without paying a CDSC on the exchange. The holding period of the shares originally held and redeemed will be added to the holding period of the new shares acquired through the exchange.

Shares of the Portfolios also may be exchanged for shares of corresponding classes of the Firstar Funds and the Firstar Stellar Funds. Please read the prospectuses for those Funds before investing.

ConvertiFund

This program (which was formerly known as the Automatic Exchange Program) lets you automatically exchange shares of one Portfolio for shares of another Portfolio on a regular basis, as long as the shares are of the same class.

To participate, you must make a minimum initial purchase of $5,000 and maintain a minimum account balance of $1,000. In addition, you must complete the authorization form included with your account application or available from your broker-dealer or other financial organization. In order to change instructions with respect to ConvertiFund or to discontinue the program, you must send written instructions to your broker-dealer or other financial organization or to the Fund.

Your Account                                           Investor Programs

Systematic Withdrawal Plan

If the net asset value of your account equals $10,000 or more, you may take advantage of the Fund's Systematic Withdrawal Plan (SWP). With the SWP (which was formerly known as the Automatic Withdrawal Plan), you can have monthly, quarterly, semi-annual or annual redemptions of at least $50 from your Portfolio account sent to you via check or to your bank account electronically on the day designated by you (or the next business day after the designated day) of the applicable month of withdrawal. No CDSC will be charged on withdrawals of Investor B Shares of the Money Market Portfolio made through the SWP that don't annually exceed 12% of your account's value.

To participate in the SWP, complete the SWP application included with your account application or contact your broker-dealer or other financial organization. A signature guarantee will be required. You may terminate your participation in the SWP upon 30 days' notice to your broker-dealer or other financial organization or to the Fund.

Checkwriting Privilege

You can sign up for the Fund's checkwriting privilege by completing the signature card that accompanies the account application or by calling your broker-dealer or other financial organization to obtain a signature card. You may write up to six checks per month in an amount per check of $250 or more. The Fund may charge a fee for use of the checkwriting privilege. Please note that you can't write a check to close your account.

Payroll Deduction Program

You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Call the Fund at 1-800-452-2724 for an application and further information. The Fund may terminate the program at any time.

Internet Transactions

You generally can request purchases, exchanges and redemptions of Investor A Shares and Investor B Shares of the Portfolios on-line via the Internet after an account is opened. Redemption requests of up to $25,000 will be accepted through the Internet. Payment for shares purchased on-line must be made by electronic funds transfer from your banking institution. To authorize this service, call the Fund's transfer agent at 1-800-452-2724.

The Fund and its agents will not be responsible for any losses resulting from unauthorized on-line transactions when procedures are followed which are designed to confirm that the on-line transaction request is genuine. Statements of accounts shall be conclusive if not objected to in writing within 10 days after transmitted by mail. During periods of significant economic or market change, it may be difficult to reach the Fund on-line. If this happens, you may initiate transactions in your share accounts by mail or otherwise as described above.

Your Account                                        General Transaction Policies

The Fund reserves the right to:

 . Vary or waive any minimum investment requirement.

 . Refuse any order to buy shares.

 . Reject any exchange request.

 . Change or cancel the procedures for selling or exchanging shares by telephone at any time.

 . Redeem all shares in your account if your balance falls below $500. If, within 60 days of the Fund's written request, you have not increased your account balance, you may be required to redeem your shares. The Fund will not require you to redeem shares if the value of your account drops below $500 due to fluctuations in net asset value.

 . Send redemption proceeds within seven days after receiving a request, if an earlier payment could adversely affect a Portfolio.

 . Modify or terminate the Periodic Investment Plan, ConvertiFund and Systematic
  Withdrawal Plan programs at any time.

 . Modify or terminate the exchange privilege after 60 days' written notice to shareholders.

 . Modify or terminate the checkwriting privilege after 30 days' written notice to shareholders.

 . Make a "redemption in kind." Under abnormal conditions that may make payment in cash unwise, the Fund may offer partial or complete payment in portfolio securities rather than cash at such securities' then-market-value equal to the redemption price. In such cases, you may incur brokerage costs in converting these securities to cash.

If you elect telephone privileges on the account application or in a letter to the Fund, you may be responsible for any fraudulent telephone orders as long as the Fund has taken reasonable precautions to verify your identity.

Also, your broker-dealer or other financial organization may establish policies that differ from those of the Fund. For example, the organization may charge transaction fees, set higher minimum investments, or impose certain limitations on purchasing or redeeming shares in addition to those identified in this prospectus. Contact your broker-dealer or other financial organization for details.

Distributions and Taxes

Dividends and Distributions

Each Portfolio declares dividends from net investment income daily and pays them monthly. Although the Portfolios do not expect to realize net long-term capital gains, any capital gains realized will be distributed at least annually.

Dividends on each share class of the Portfolios are determined in the same manner and are paid in the same amount. However, each share class bears all expenses associated with that particular class. So, because Investor B Shares have higher distribution and service fees than Investor A Shares, the dividends paid to Investor B shareholders will be lower than those paid to Investor A shareholders.

All of your dividends and capital gains distributions with respect to a particular Portfolio will be reinvested in additional shares of the same class unless you instruct otherwise on your account application or have redeemed all shares you held in the Portfolio. In such cases, dividends and distributions will be paid in cash.

Taxation

As with any investment, you should consider the tax implications of an investment in the Portfolios. The following is only a brief summary of some of the important tax considerations generally affecting the Portfolios and their shareholders under current law, which may be subject to change in the future. Consult your tax adviser with specific reference to your own tax situation.

 . Treasury Money Market and Money Market Portfolios

 Distributions from these Portfolios will generally be taxable to shareholders. It is expected that all or substantially all of these distributions will consist of ordinary income and not capital gains. You will be subject to income tax on these distributions regardless of whether they are paid in cash or reinvested in additional shares. The one major exception to these tax principles is that distributions on shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

 . Tax-Exempt Money Market Portfolio

 The Portfolio anticipates that substantially all of its income dividends will be "exempt interest dividends," which are exempt from federal income taxes. However, some dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains.

 Interest on indebtedness incurred by a shareholder to purchase or carry shares of the Portfolio generally will not be deductible for federal income tax purposes.

 You should note that a portion of the exempt-interest dividends paid by the Portfolio may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

Distributions and Taxes

--------------------------------------------------------------------------------
You will be advised at least annually regarding the federal income tax treatment of dividends and distributions made to you. You should save your account statements because they contain information you will need to calculate your capital gains or losses, if any, upon your ultimate sale or exchange of shares in the Portfolios.
--------------------------------------------------------------------------------

 . State and Local Taxes

 Shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply however, to the portions of each Portfolio's distributions, if any, that are attributable to interest on U.S. Government securities or interest on securities of a particular state or localities within the state.

 Dividends paid by a Portfolio may be taxable to investors under state or local law as dividend income even though all or a portion of such dividends may be derived from interest on obligations which, if realized directly, would be exempt from such taxes.

 The Treasury Money Market Portfolio is designed to provide shareholders, to the extent permitted by federal law, with income that is exempt or excluded from taxation at the state or local level. Please consult with a tax adviser as to the status of distributions by the Portfolio in your state.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different U.S. federal income tax treatment. For more information regarding the taxation of the Portfolios, consult the SAI under the heading "Additional Information Concerning Taxes." You should also consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

Management of the Fund

The Adviser

FIRMCO serves as the investment adviser to each Portfolio as a result of FIRMCO's acquisition of all of the assets and liabilities of the Portfolios' former adviser, Mississippi Valley Advisers Inc. ("MVA"), on March 1, 2000. FIRMCO, with its main office at Firstar Center, 777 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202, has been providing advisory services since 1986. As of December 31, 1999, FIRMCO had approximately $35.3 billion in assets under management.

FIRMCO, subject to the general supervision of the Fund's Board of Directors, is responsible for the day-to-day management of the Portfolios in accordance with each Portfolio's respective investment objective and policies. This includes making investment decisions, buying and selling securities and overseeing the administration and recordkeeping for each Portfolio.

In exchange for these services, FIRMCO receives an investment advisory fee, which is calculated daily and paid monthly, according to the average daily net assets of each Portfolio. For the fiscal year ended November 30, 1999, the Portfolios paid MVA advisory fees as follows:

                               Investment advisory fees
          Portfolio              as a % of net assets
                        -------------------------
Treasury Money Market
 Portfolio                               .35%
                        -------------------------
Money Market Portfolio                   .35%
                        -------------------------
Tax-Exempt Money Market
 Portfolio                               .35%
-------------------------------------------------

Financial Highlights

Introduction

The financial highlights tables presented below are intended to help you understand the financial performance of each Portfolio's Investor A Shares and/or Investor B Shares for the past five years (or, if shorter, the period since the Portfolio began operations or the particular shares were first offered). Certain information reflects financial results for a single Investor A Share or Investor B Share in each Portfolio. The total returns in the tables represent the rate that an investor would have earned on an investment in either Investor A Shares or Investor B Shares, assuming reinvestment of all dividends and distributions. This information has been audited by KPMG LLP, independent auditors, whose report, along with the Portfolios' financial statements, are included in the Fund's Annual Report to Shareholders, and are incorporated by reference into the SAI.

Financial Highlights                           Treasury Money Market Portfolio

                                            Investor A Shares
                            (For a Share outstanding throughout each period)
                                         Year Ended November 30,
                              1999         1998       1997       1996       1995
  Net Asset Value
   Beginning of Period      $    1.00    $    1.00  $    1.00  $    1.00  $    1.00
 -----------------------------------------------------------------------------------
  Investment Activities
   Net investment income        0.038        0.043      0.044      0.044      0.048
   Net realized gains from
    investments                   -- (a)       --         --         --         --
 -----------------------------------------------------------------------------------
   Total from Investment
    Activities                  0.038        0.043      0.044      0.044      0.048
 -----------------------------------------------------------------------------------
  Distributions
   Net investment income       (0.038)      (0.043)    (0.044)    (0.044)    (0.048)
   Net realized gains             -- (a)       --         --         --         --
 -----------------------------------------------------------------------------------
   Total Distributions         (0.038)      (0.043)    (0.044)    (0.044)    (0.048)
 -----------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $    1.00    $    1.00  $    1.00  $    1.00  $    1.00
 -----------------------------------------------------------------------------------
   Total Return                  3.87%        4.40%      4.53%      4.46%      4.93%
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $  20,470    $  25,665  $   8,409  $   7,667  $   2,776
   Ratio of expenses to
    average net assets           0.81%        0.81%      0.77%      0.81%      0.78%
   Ratio of net investment
    income to average net
    assets                       3.80%        4.22%      4.43%      4.35%      4.84%
   Ratio of expenses to
    average net assets*          0.95%        0.96%      0.92%      0.96%      0.93%
--------------------------------------------------------------------------------

  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
 (a) Net realized gain and distribution from net realized gains was less than $0.005.

Financial Highlights                                    Money Market Portfolio

                                             Investor A Shares
                              (For a Share outstanding throughout each period)
                                          Year Ended November 30,
                               1999        1998          1997       1996       1995
  Net Asset Value,
   Beginning of Period      $     1.00  $     1.00    $     1.00  $    1.00  $    1.00
 ------------------------------------------------------------------------------------------
  Investment Activities
   Net investment income         0.043       0.048         0.048      0.047      0.052
   Net realized gains from
    investments                    --          -- (a)        --         --         --
 ------------------------------------------------------------------------------------------
   Total from Investment
    Activities                   0.043       0.048         0.048      0.047      0.052
 ------------------------------------------------------------------------------------------
  Distributions
   Net investment income        (0.043)     (0.048)       (0.048)    (0.047)    (0.052)
 ------------------------------------------------------------------------------------------
   Total Distributions          (0.043)     (0.048)       (0.048)    (0.047)    (0.052)
 ------------------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $     1.00  $     1.00    $     1.00  $    1.00  $    1.00
 ------------------------------------------------------------------------------------------
   Total Return                   4.43%       4.95%         4.93%      4.81%      5.33%
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $  255,404  $  203,583    $  164,777  $  91,166  $  64,865
   Ratio of expenses to
    average net assets            0.80%       0.78%         0.77%      0.78%      0.77%
   Ratio of net investment
    income to average net
    assets                        4.34%       4.83%         4.84%      4.70%      5.20%
   Ratio of expenses to
    average net assets*           0.94%       0.93%         0.92%      0.93%      0.92%
--------------------------------------------------------------------------------

   * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been indicated.
  (a)  Net realized gain per share was less than $0.005.

Financial Highlights                                      Money Market Portfolio

                                           Investor B Shares
                            (For a Share outstanding throughout each period)
                                                                           Jan 26, 1996
                               Year Ended November 30,                          To
                              1999          1998            1997         Nov. 30, 1996(a)
  Net Asset Value,
   Beginning of Period      $       1.00  $       1.00    $       1.00      $       1.00
 -------------------------------------------------------------------------------------------
  Investment Activities
   Net investment income           0.036         0.041           0.041             0.033
   Net realized gains from
    investments                      --            -- (d)          --                --
 -------------------------------------------------------------------------------------------
   Total from Investment
    Activities                     0.036         0.041           0.041             0.033
 -------------------------------------------------------------------------------------------
  Distributions
   Net investment income          (0.036)       (0.041)         (0.041)           (0.033)
 -------------------------------------------------------------------------------------------
   Total Distributions            (0.036)       (0.041)         (0.041)           (0.033)
 -------------------------------------------------------------------------------------------
  Net Asset Value, End of
   Period                   $       1.00  $       1.00    $       1.00      $       1.00
 -------------------------------------------------------------------------------------------
   Total Return                     3.65%         4.17%           4.15%             3.35%(b)
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $        173  $         84    $         73      $         41
   Ratio of expenses to
    average net assets              1.55%         1.53%           1.52%             1.47%(c)
   Ratio of net investment
    income to average net
    assets                          3.61%         4.09%           4.10%             3.73%(c)
   Ratio of expenses to
    average net assets*             1.67%         1.68%           1.67%             1.68%(c)

--------------------------------------------------------------------------------

  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been indicated.
 (a) Period from commencement of operations.
 (b) Not annualized.
 (c) Annualized.
 (d) Net realized gain per share was less than $0.005.

Financial Highlights                           Tax-Exempt Money Market Portfolio

                                            Investor A Shares
                             (For a Share outstanding throughout each period)
                                                                Six Months
                                                                  Ended             Year Ended
                                Year Ended November 30,          Nov. 30,             May 31,
                             1999     1998     1997     1996     1995(a)      1995(d)
  Net Asset Value,
   Beginning of Period      $  1.00  $  1.00  $  1.00  $  1.00   $  1.00      $ 1.00
 -----------------------------------------------------------------------------------------------------
  Investment Activities
   Net Investment income      0.024    0.027    0.028    0.028     0.014       0.027
 -----------------------------------------------------------------------------------------------------
   Total from Investment
    Activities                0.024    0.027    0.028    0.028     0.014       0.027
 -----------------------------------------------------------------------------------------------------
  Distributions
   Net investment income     (0.024)  (0.027)  (0.028)  (0.028)   (0.014)     (0.027)
 -----------------------------------------------------------------------------------------------------
   Total Distributions       (0.024)  (0.027)  (0.028)  (0.028)   (0.014)     (0.027)
 -----------------------------------------------------------------------------------------------------
   Net Asset Value, End of
    Period                  $  1.00  $  1.00  $  1.00  $  1.00   $  1.00      $ 1.00
 -----------------------------------------------------------------------------------------------------
   Total Return                2.44%    2.72%    2.88%    2.83%     1.45%(b)    2.70%
  Ratios/Supplementary
   Data:
   Net Assets at end of
    period (000)            $11,306  $13,980  $15,789  $17,984   $ 5,403      $5,138
   Ratio of expenses to
    average net assets         0.79%    0.79%    0.77%    0.75%     0.94%(c)    0.84%
   Ratio of net investment
    income to average net
    assets                     2.40%    2.68%    2.82%    2.78%     2.87%(c)    2.63%
   Ratio of expenses to
    average net assets*        0.84%    0.84%    0.82%    0.80%     0.99%(c)    0.93%

--------------------------------------------------------------------------------

  * During the period, certain fees were voluntarily reduced. If such voluntary fee reductions had not occurred, the ratio would have been as indicated.
 (a) Upon reorganizing as a portfolio of The ARCH Fund, Inc. on October 2, 1995, the Tax-Exempt Money Market Portfolio changed its fiscal year-end from May 31 to November 30.
 (b)  Not annualized.
 (c)  Annualized.
 (d) On September 27, 1994, the Portfolio redesignated Investor Shares as "Investor A" Shares.

Where to find more information

You'll find more information about the Portfolios in the following documents:

Annual and semi-annual reports
The Fund's annual and semi-annual reports contain information about each Portfolio and a discussion about the market conditions and investment strategies that had a significant effect on each Portfolio's performance during the last fiscal year.

Statement of Additional Information (SAI)
The SAI contains detailed information about the Portfolios and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Portfolios and make shareholder inquiries by calling the Fund at 1-800-452-2724 or by writing to:

Mercantile Mutual Funds, Inc.
c/o Firstar Mutual Fund Services, LLC
615 E. Michigan Street
P.O. Box 3011
Milwaukee, WI 53201-3011

If you buy your shares through a broker-dealer or other financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Portfolios, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For more information about the operation of the Public Reference Room, call the SEC.

Public Reference Section of the SEC
Washington, D.C. 20549-0102
1-202-942-8090

Reports and other information about the Portfolios are also available on the EDGAR database on the SEC's website at http://www.sec.gov. Copies of this
                                       -------------------
information may also be obtained, after paying a duplicating fee, by electronic request to the SEC's e-mail address at publicinfo@sec.gov.
                                       -------------------



The Fund's Investment Company Act File No. is 811-3567